UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2009 (January 16, 2009)
CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084 (Commission file number)	23-2951943 (IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania (Address of principal executive office)	16901 (Zip Code)
Registrant’s telephone number, including area code — (570) 724-3411
NONE
(Former name, address and fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On January 16, 2009, Citizens & Northern Corporation (the “Corporation”), as part of the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program (the “CPP”) included in the Emergency Economic Stabilization Act of 2008 (“EESA”), entered into a letter agreement with the Treasury (the “Letter Agreement”). Pursuant to the Letter Agreement and the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), attached as Exhibit A to the Letter Agreement, the Corporation agreed to sell 26,440 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), having a liquidation amount per share of $1,000, for total proceeds of $26,440,000, which proceeds were received by the Corporation. The Letter Agreement, including the Securities Purchase Agreement attached thereto, is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The Preferred Stock will qualify as Tier 1 capital and provide for cumulative compounding dividends at a rate of 5% per year for the first five years and 9% per year thereafter. The Corporation may not redeem the Preferred Stock during the first three years except with the proceeds from one or more “Qualified Equity Offerings” (as defined in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, hereafter the “Certificate of Designations”). After three years, the Corporation may redeem shares of the Preferred Stock for the liquidation amount of $1,000 per share, plus any accrued and unpaid dividends. The forms of the Certificate of Designations and the Preferred Stock Certificate are attached as Exhibits 3.1 and 4.1 hereto and are incorporated herein by reference.
     While any Preferred Stock is outstanding, the Corporation may continue to pay dividends on its common stock, $1.00 par value per share (the “Common Stock”), provided that all accrued and unpaid dividends for all past dividend periods on the Preferred Stock are fully paid. Prior to the third anniversary of the Treasury’s purchase of the Preferred Stock, unless the Preferred Stock has been redeemed or the Treasury has transferred all of the Preferred Stock to third parties, the consent of the Treasury will be required for the Corporation to (1) increase its Common Stock dividend from its current quarterly amount of $0.24 per share or (2) repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. The Preferred Stock is non-voting, except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock.
     As a condition to participating in the CPP, the Corporation issued to the Treasury a warrant (the “Warrant”) to purchase 194,794 shares (the “Warrant Shares”) of the Corporation’s Common Stock, at an initial exercise price of $20.36 per share. The term of the Warrant is ten years and the Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. The Warrant will not be subject to any contractual restrictions on transfer, provided that the Treasury may only transfer a portion or portions of the Warrant with respect to, or exercise the Warrant for, more than one-half of the initial Warrant Shares prior to the earlier of (a) the date on which the Corporation has received aggregate gross proceeds of at least $26,440,000 from one or more Qualified Equity Offerings and (b) December 31, 2009. If the Corporation completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Corporation receiving aggregate gross proceeds equal to at least $26,440,000, then the number of Warrant Shares will be reduced to 50% of the original number of Warrant Shares. The Warrant provides for the adjustment of the exercise price and the number of Warrant Shares issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Corporation Common Stock, and upon certain issuances of the Corporation Common Stock at or below a specified price range relative to the initial exercise price. Pursuant to the Securities Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.
     Please refer to the documents incorporated herein by reference for a complete description of their terms and limitations. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 3.02. Unregistered Sales of Equity Securities.
     Item 1.01 is incorporated into this Item by this reference. The sale of the Preferred Stock and the Warrant to the Treasury on January 16, 2009 was not registered under the Securities Act of 1933, as amended, in reliance on Section 4(2) of that Act. The sale to the Treasury involved no public offering; the Corporation did not engage in general solicitation or advertising in connection with the issuance and sale of the Preferred Stock or the Warrant, and did not engage an underwriter or placement agent.
Item 3.03. Material Modification to Rights of Security Holders.
     Items 1.01 is incorporated into this Item by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a condition to the closing of the CPP transaction, each of the Corporation Senior Executive Officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”) executed a waiver voluntarily waiving any claim against the Treasury or the Corporation for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under EESA as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Corporation acquired through the CPP during the period that the Treasury owns any debt or equity securities of the Corporation acquired pursuant to the Securities Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA. The form of waiver executed by Craig G. Litchfield, Mark A. Hughes, Charles H. Updegraff, Dawn Besse, and Deborah Scott is attached hereto as exhibit 10.2 and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As a condition to the closing of the CPP transaction, and pursuant to the amendment of the Corporation’s Articles of Incorporation adopted by the Corporation’s shareholders on December 10, 2008, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on December 11, 2008, which amendment created 30,000 shares of preferred stock with such attributes as are required by the Treasury in order to permit the Corporation to participate in the CPP, the Corporation filed with the Secretary of State of the Commonwealth of Pennsylvania on January 13, 2009 the Certificate of Designations establishing the terms of the Preferred Stock. The Certificate of Designations is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Preferred Stock Certificate

4.2	Form of Warrant to Purchase Common Stock

10.1	Letter agreement dated January 16, 2009 with the U.S. Department of the Treasury, including Securities Purchase Agreement — Standard Terms

10.2	Form of waiver required for senior executive officers in connection with sale of preferred stock under the Capital Purchase Program

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation
Date: January 22, 2009	By:	/s/ Craig G. Litchfield
Craig G. Litchfield, President & CEO

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Preferred Stock Certificate

4.2	Form of Warrant to Purchase Common Stock

10.1	Letter agreement dated January 16, 2009 with the U.S. Department of the Treasury, including Securities Purchase Agreement — Standard Terms

10.2	Form of waiver required for senior executive officers in connection with sale of preferred stock under the Capital Purchase Program